UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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IRIDEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IRIDEX CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 24, 2020

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of Stockholders of IRIDEX Corporation, a Delaware corporation (the “Company”), will be held on June 24, 2020 (the “Annual Meeting”) at 9:00 a.m., Pacific time, at the Company’s principal executive offices located at 1212 Terra Bella Avenue, Mountain View, California 94043 for the following purposes:

1.	To elect the six (6) directors named in the proxy statement to serve for the ensuing year or until their successors are elected and qualified (Proposal One);

2.	To ratify the appointment of BPM LLP as the Company’s independent registered public accounting firm for fiscal year 2020 ending January 2, 2021 (Proposal Two);

3.	To conduct an advisory vote to approve the compensation of the Company’s named executive officers (Proposal Three); and

4.	To transact such other business as may properly be brought before the meeting and any adjournment(s) or postponement(s) thereof.

Stockholders at the close of business on April 25, 2020 shall be entitled to notice of and to vote at the Annual Meeting. The date of this proxy statement is April 27, 2020 and the Notice of Internet Availability (the “Internet Notice”) is being mailed on or about May 7, 2020 to stockholders of record as of April 25, 2020.

All stockholders are cordially invited to attend the meeting. The Internet Notice also provides instruction on how to vote via the Internet and includes instructions on how to receive a paper copy of our proxy materials by mail. This proxy statement and our annual report can be accessed directly at www.proxyvote.com. All you have to do is enter the control number located on your proxy card. Any stockholder attending the Annual Meeting may vote in person even if he, she or it has previously voted using the Internet, telephone or proxy card. If you wish to attend the Annual Meeting to vote in person and need directions, please contact Investor Relations at (650) 940-4700 or investors@iridex.com.

By Order of the Board of Directors of IRIDEX Corporation,

Mountain View, California	David I. Bruce
April 27, 2020	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING,
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING WE URGE YOU TO
SUBMIT YOUR VOTE VIA THE INTERNET, TELEPHONE OR MAIL.

IRIDEX CORPORATION

1212 Terra Bella Avenue
Mountain View, CA 94043

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The Board of Directors (the “Board”) of IRIDEX Corporation, a Delaware corporation (the “Company” or “IRIDEX”), is furnishing this proxy statement in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the principal executive offices of the Company located at 1212 Terra Bella Avenue, Mountain View, California 94043 on June 24, 2020, at 9:00 a.m., Pacific time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number is (650) 940-4700.

The date of this proxy statement is April 27, 2020 and the Notice of Internet Availability (the “Internet Notice”) is being mailed on or about May 7, 2020 to stockholders of record as of April 25, 2020, and these proxy solicitation materials and the Annual Report on Form 10-K, filed as of March 13, 2020 for fiscal year 2019 ended December 28, 2019, including the consolidated financial statements (the “Form 10-K”), were first made available to you on the Internet, on or about March 13, 2020. We maintain a website at www.iridex.com. The information on our website is not a part of this proxy statement.

Record Date and Share Ownership

Stockholders at the close of business on April 25, 2020 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) or postponement(s) thereof. At the Record Date, 13,788,681 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), were issued and outstanding.

Internet Notice

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have provided access to our proxy materials over the Internet. Accordingly, the Internet Notice has been sent to our stockholders of record and beneficial owners as of the Record Date. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found on the Internet Notice. In addition, the Internet Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

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Voting

Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. Holders of Common Stock are the only security holders of the Company entitled to vote at the Annual Meeting. Stockholders may not cumulate votes in the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Internet Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Internet Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in-person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

By mail—Stockholders of record who received paper copies of our proxy materials may submit proxies by signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Street name stockholders may vote by following the instructions provided by their brokers, trustees or nominees.

By Internet—Stockholders of record may submit proxies online by following the “Vote by Internet” instructions on their proxy cards or Internet Notice until 11:59 p.m., Eastern time, on June 23, 2020. Street name stockholders may be able to vote by accessing the web site specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for Internet voting availability.

By telephone—Stockholders of record who live in the United States or Canada may submit proxies by calling 1-800-652-VOTE (8683) and following the “Vote by Telephone” instructions on their proxy cards until 11:59 p.m., Eastern time, on June 23, 2020. Street name stockholders may be able to vote by phone by calling the number specified in the voting instructions provided by their brokers, trustees or nominees. Please check the voting instructions for telephone voting availability.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Company at its principal offices to the attention of the Company’s Chief Executive Officer a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person by ballot.

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Solicitation of Proxies

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing street name stockholders for their expenses in forwarding solicitation material to such street name stockholders. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or other electronic means. We have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a service fee and the reimbursement of customary disbursements, which are not expected to exceed $11,000 in total.

Quorum; Abstentions; Broker Non-Votes

Votes cast by a properly submitted proxy card, by telephone, by the Internet or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”). Holders of a majority of shares entitled to vote must be present at the meeting, represented by a properly submitted proxy card, voted by telephone or voted by the Internet in order for a quorum to exist. Except with respect to Proposal One, the Election of Directors, which will be decided by a plurality of the votes cast, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for approval of all other Proposals presented to stockholders.

Shares that are timely voted by telephone, the Internet or a properly dated, executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) FOR the election of the nominees for directors set forth herein; (ii) FOR the ratification of the appointment of BPM LLP as the independent registered public accounting firm of the Company for fiscal year 2020 ending January 2, 2021; (iii) FOR the advisory vote to approve the compensation of the Company’s named executive officers; and (iv) in the proxy holder’s discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Pursuant to Delaware law, the Inspector will treat shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum and as shares entitled to vote on the subject matter at the Annual Meeting with respect to such matter. With respect to broker non-votes, although broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of votes with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the outcome of the vote on such matter.

If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote, your broker, bank or other nominee may not have authority to vote your shares on your behalf. If you hold your Common Stock through a broker and you do not instruct your broker how to vote on Proposals One and Three, your broker will not have discretion to vote on your behalf and no votes will be cast on your behalf with respect to such Proposal(s). Your broker will continue to have discretion to vote any uninstructed shares on Proposal Two, the ratification of the appointment of the Company’s independent registered public accounting firm.

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Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting

Stockholders of the Company may submit proposals on matters appropriate for stockholder action at the 2021 Annual Meeting of Stockholders and for inclusion in the Company’s proxy materials. Stockholder proposals intended for inclusion in the next year's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) must be directed to the Corporate Secretary, IRIDEX Corporation, at 1212 Terra Bella Avenue, Mountain View, California 94043, and must be received by December 28, 2020. The Company's bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the bylaws, not later than March 26, 2021 and not earlier than February 24, 2021.

Recommendation and Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board Committees—Nominating and Governance Committee.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting” for stockholder proposals that are not intended to be included in a Proxy Statement.

Stockholder Information

A copy of the Company’s Annual Report on Form 10-K filed as of March 13, 2020 for fiscal year 2019 ended December 28, 2019, including the consolidated financial statements, is available to you on the Internet at www.iridex.com. The information on our website is not a part of this proxy statement. In compliance with Rule 14a-3 promulgated under the Exchange Act, the Company hereby undertakes to provide without charge to each person, upon written request, a copy of the Company’s Annual Report on Form 10-K, filed as of March 13, 2020 for fiscal year 2019 ended December 28, 2019, not including exhibits. If a stockholder prefers a copy of the Annual Report on Form 10-K filed as of March 13, 2020, for fiscal year 2019 ended December 28, 2019 including exhibits, the stockholder will be charged a reasonable fee (which shall be limited to our reasonable expenses in furnishing such exhibits). Requests for such copies should be directed to IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, California 94043, Attention: Investor Relations.

If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by contacting us as instructed in the previous paragraph, or by contacting our Investor Relations Department at (650) 940-4700. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number specified above to request that only a single copy of these materials be delivered to your address in the future.

The Internet Notice, these proxy solicitation materials, and the Form 10-K, are available at www.edocumentview.com/irix. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

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PROPOSAL ONE

ELECTION OF DIRECTORS

Composition of the Board

Our Board is currently comprised of seven (7) members. On April 2, 2019, Kenneth Ludlum was appointed to our Board effective April 2, 2019, and the number of authorized directors was increased to seven (7) members. On April 23, 2019, Scott Shuda was appointed to our Board effective April 23, 2019, and the number of authorized directors was increased to eight (8) members. William M. Moore resigned from our Board in June 2019. Effective as of the 2019 Annual Meeting of Stockholders of the Company (the “2019 Annual Meeting”), Robert Gunst was elected to our Board. Sanford Fitch resigned from our Board effective as of the 2019 Annual Meeting, and the number of authorized directors was decreased to seven (7) members. Ruediger Naumann-Etienne resigned from our Board in October 2019 and the number of authorized directors was decreased to six (6) members. Effective May 21, 2019, David I. Bruce replaced William M. Moore as President and Chief Executive Officer of the Company. Maria Sainz is not standing for re-election to the Board at this Annual Meeting. On April 20, 2020, Doris Engibous was appointed to our Board effective April 20, 2020, and the number of authorized directors was increased to seven (7) members. Following the Annual Meeting, our Board will include six members, and it is anticipated that the Board will act to decrease the number of authorized directors to six members. Our Board consists of a single class of directors, each with one-year terms. Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until such director’s successor has been elected and qualified.

Securities Purchase Agreement

Pursuant to provisions of the Securities Purchase Agreement by and between the Company and BlueLine Partners LLC and its affiliated entities (“BlueLine”), dated August 31, 2007, as amended on April 20, 2017, BlueLine has the right to designate a nominee for nomination to the Board and any committees thereof. BlueLine’s right to designate a nominee for nomination to the Company’s Board and any committees thereof will terminate in the event that BlueLine and its affiliates no longer hold at least five percent (5%) of the number of shares of Common Stock of the Company issued and outstanding as of March 31, 2018. Scott Shuda serves as the BlueLine designee on our Board. There are no other arrangements or understandings between any director or executive officer and any other person pursuant to which such director or officer is or was to be selected as a director or officer of the Company. There is no family relationship between any director or executive officer of the Company.

Nominees

The Nominating and Governance Committee has nominated six (6) individuals to be elected at the Annual Meeting, all of whom are presently directors of the Company. Each nominee has consented to be named as a nominee in this Proxy Statement and to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director or that any additional persons will be nominated at the Annual Meeting.

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The names of, and certain information regarding, the nominees, as of April 10, 2020, are set forth below.

Name of Nominee	Age	Principal Position at Company	Director Since
David I. Bruce	60	President and Chief Executive Officer	2018
Doris Engibous(1)(4)(5)	65	Director	2020
Robert Grove, Ph.D.(1)(2)(4)	71	Director	2018
Robert Gunst(1)(2)(5)	72	Chairman of the Board	2019
Kenneth E. Ludlum(1)(2)(3)(4)(5)	66	Director	2019
Scott Shuda(1)(2)(4)	54	Director	2019

(1)	The Board has made the affirmative determination that such nominee is independent as defined under the listing standards of The Nasdaq Stock Market.

(2)	Member of the Audit Committee.

(3)	Audit Committee financial expert as defined in the rules of the SEC.

(4)	Member of the Compensation Committee.

(5)	Member of the Nominating and Governance Committee.

David I. Bruce Mr. Bruce currently serves as the President and Chief Executive Officer of the Company. He has served as a director of the Company since April 2018 and as President and Chief Executive Officer since May 2019. Mr. Bruce served as the Chief Operating Officer of Catheter Robotics, Inc., a private company focused on developing and manufacturing remote catheter systems from August 2014 to May 2016. From November 2011 to May 2014, Mr. Bruce served as President, Chief Executive Officer and director of Arstasis, Inc., a private company that manufactures and distributes vascular closure devices for arterial closure in catheterization procedures. Prior to that, Mr. Bruce served as CEO of EP MedSystems, a public medical device company specializing in electrophysiology systems and catheters and led the company to 30% annual growth over two years culminating in its acquisition by St. Jude Medical. Mr. Bruce holds a B.S. in Mechanical Engineering from the University of California, Berkeley, and an MBA degree from the Wharton School at the University of Pennsylvania.

Mr. Bruce has extensive experience in the medical device industry. Mr. Bruce’s executive management and his past board service and consulting experience for the boards of directors of emerging medical device companies on market penetration strategy and execution, provide him with the necessary skills to serve as our President and Chief Executive Officer and on our Board.

Doris Engibous Ms. Engibous has served as a director of the Company since April 2020. Ms. Engibous currently serves as a consultant and advisor to medical technology companies and executives. Since 2019, Ms. Engibous has served on the board of directors of Imricor Medical Systems Inc., a company focused on developing and manufacturing MRI-compatible products for cardiac catheter ablation procedures. From 2004 to 2018, Ms. Engibous served on the board of directors of Natus Medical Incorporated, a provider of healthcare products used for the screening, detection, treatment, monitoring and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and certain newborn conditions. Since 2014, she has also served on the board of directors of GI Supply Inc, a provider of endoscopic tattoo technology for clinical surveillance and surgical localization of the colon. She has also held positions with Hemosphere Inc. (purchased by CryoLife Inc.), Nellcor Inc. (now part of Medtronic plc), and the American Hospital Supply Corporation (acquired by Baxter International Inc.). She holds a Bachelor of Science degree in Chemical Engineering from the University of Michigan.

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Ms. Engibous is independent and brings to the Board years of leadership, strategy and operational experience in the medical technologies space. Ms. Engibous’ education and experience make her uniquely qualified to serve as a Chairperson of our Compensation Committee and as a member of our Nominating and Governance Committee.

Robert Grove, Ph.D. Dr. Grove has served as a director of the Company since October 2018. Dr. Grove currently serves as an advisor to two early-stage medical device companies and was awarded a Presidential Citation at the 2019 annual meeting of the American Society for Laser Medicine and Surgery. Most recently he served as Executive Chairman for the start-up ON Light Sciences, a manufacturer of transparent gel patches for accelerated tattoo removal that was acquired by Merz North America in 2016. He was a founder and President and CEO of Intellectual Light, Inc. and Once Again Me, Inc., two startups focused on laser diode technology. Dr. Grove holds a Ph.D. in Instrumentation in the field of laser applications and an M.S. degree in Aeronautics and Astronautics from MIT, as well as a B.S. degree in Engineering Physics from Cornell University.

Dr. Grove is independent and has extensive experience in the field of laser technology. His education and experience have provided him with the experience necessary to serve on our Board and our Audit Committee and Compensation Committee.

Robert A. Gunst Mr. Gunst has served as a director of the Company since July 2019 and has served as Chairman of the Board since October 2019. Mr. Gunst served on the board of directors of Natus Medical Incorporated from June 2004 to June 2019, serving as its Chairman from September 2004 until July 2018. Currently a private investor, Mr. Gunst served from 1990 to 1999 as President and Chief Executive Officer of The Good Guys, Inc., one of the then largest specialty retailers of higher-end entertainment electronics in the nation. Earlier in his career, he held executive positions at several large corporations, including Shaklee Corporation, La Petite Boulangerie, Inc. and PepsiCo Foods International (both subsidiaries of PepsiCo, Inc.), Victoria Station Incorporated and The First National Bank of Chicago. Mr. Gunst has served on a variety of public and private boards, including serving as a Director of The Good Guys, Inc. from 1986 to 1999, Director of Phoenix Footwear Group, Inc. from 2006 to 2007, Director of PortalPlayer, Inc. from 2005 to 2007, Director of AmNet Mortgage, Inc. (formerly American Residential Investment Trust Inc.) from 2004 to 2005, Director of Garden Fresh Restaurant Corp. from 1996 to 2004 and Chairman of Garden Fresh Restaurant Corp. from 2003 to 2004. He served as a member of the Deans Advisory Council of the Graduate School of Management at the University of California, Davis from 1997 to 2008. Mr. Gunst holds an MBA in Finance from the University of Chicago’s Graduate School of Business and a Bachelor of Arts degree in Economics from Dartmouth College.

Mr. Gunst is independent and brings to the Board five decades of leadership, strategy, financial and operational experience, as well as experience in overseeing the operations of companies in various stages of development. His education and experience make Mr. Gunst uniquely qualified to serve as Chairman of the Board, as a member of our Audit Committee, and as Chairman of our Nominating and Governance Committee.

Kenneth E. Ludlum Mr. Ludlum has served as a director of the Company since April 2019. Mr. Ludlum is a professional board member with medical technology and biotechnology companies. Since 2002, Mr. Ludlum has served on the board of directors and as chairman of the audit committee at Natus Medical Incorporated, and as chairman of the compensation committee from June 2018 to June 2019. Mr. Ludlum has served on the board of directors and as chairman of the audit committee of Dermavant Sciences Limited, a United Kingdom company, since 2019. Mr. Ludlum has also been on the board of directors and is chairman of the audit committee of Personalis Inc., a gene sequencing company since 2015. From February 2014 to April 2016 Mr. Ludlum served as Chief Financial Officer at CareDx, a molecular diagnostics company, and prior to that served as Chief Financial Officer for other publicly traded companies. Mr. Ludlum has worked for or with health care, medical device, biotechnology or diagnostic companies since 1985. Mr. Ludlum holds a B.S. degree in Business Administration from Lehigh University and a M.B.A. degree from Columbia University Graduate School of Business.

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Mr. Ludlum is independent and his executive management experience and past board services at several public companies has provided him with extensive financial and accounting experience, and knowledge of accounting principles, financial reporting rules, and regulations and qualifies him as a financial expert. Mr. Ludlum also has a background in investment banking, which, coupled with his experience in finance, board service and financial leadership, provides him with the necessary skills and functional understanding to serve effectively on our Board, as Chairman of our Audit Committee and as a member of our Compensation Committee and Nominating and Governance Committee.

Scott Shuda Mr. Shuda has served as a director of the Company since April 2019. Mr. Shuda has been a member of the board of directors of InfuSystem Holdings, Inc. (“InfuSystem”), a provider of ambulatory infusion pumps, since September 2016, and was elected chairman on the board of InfuSystem in December 2018. Mr. Shuda is a Managing Director and Co-founder of Meridian OHC Partners, LP and BlueLine Partners, LLC, investment firms that focus on publicly listed technology and healthcare companies. Mr. Shuda previously served on our Board, from December 2012 to April 2017. Mr. Shuda holds both a Juris Doctor degree and a Masters of Business Administration degree from Georgetown University.

Mr. Shuda has extensive experience with the medical devices industry. He brings more than 20 years of professional experience in law, technology and entrepreneurial endeavors in the industry, including transactions that range from initial public offerings and venture financings to mergers and acquisitions. Mr. Shuda’s experience has given him the necessary skills and functional understanding to serve on our Board and as a member of our Audit Committee and our Compensation Committee.

Non-Continuing Director

Ms. Sainz is not standing for reelection at the Annual Meeting. Certain information regarding Ms. Sainz is listed below.

Maria Sainz Ms. Sainz has served as a director of the Company since April 2018. Ms. Sainz serves as President, CEO and Director of Aegea Medical, a private women’s health medical device company developing a novel water vapor based endometrial ablation system. She served as the President, Chief Executive Officer, and Director of CardioKinetix Inc. from 2012 until July 2017. Prior to that, Ms. Sainz was the President and Chief Executive Officer of Concentric Medical, Inc. up to and until its acquisition by Stryker Corporation in October 2011. She had previously served as the President of the Cardiac Surgery division of Guidant Corporation/Boston Scientific and prior to that position held several sales and marketing management positions of increasing responsibility. Ms. Sainz serves on the board of directors of Orthofix Medical Inc. and Avanos Medical. She received an M.A. in Languages from the University Complutense in Madrid, Spain and a Masters in International Management from the American Graduate School of International Management.

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Required Vote

Each director is elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote. “Plurality” means that the six nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
EACH OF THE NOMINEES LISTED ABOVE

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CORPORATE GOVERNANCE MATTERS

Independence of the Board of Directors

The Board has determined that, with the exception of Mr. Bruce, the Company’s President and Chief Executive Officer, all of its members are “independent directors” as defined in the listing standards of The Nasdaq Stock Market.

Board Leadership Structure and Oversight of Risk Management

In May 2019, the Board appointed Mr. Bruce as our President and Chief Executive Officer. Our Chief Executive Officer is responsible for (i) setting the strategic direction for the Company and the day to day leadership and performance of the Company, (ii) assisting the Board in its fundamental role of providing advice to and oversight of management, and (iii) together with the Chairman of the Board, setting the agenda for Board meetings.

The Board has appointed Robert Gunst as Chairman of the Board (the “Chairman”). The Board believes that maintaining a chairperson position held by an independent director ensures that our outside directors remain independent of management and provide objective oversight of our business and strategy. The Chairman oversees Board meetings during any sessions conducted as executive sessions without employee directors or other employees being present, and also consults with the Chief Executive Officer and the Chief Financial Officer on business issues. Other responsibilities of the Chairman include: preside at all Board meetings; provide input to the Chief Executive Officer, as is necessary or appropriate, with respect to the agendas for meetings of the Board and its committees; call meetings of independent directors, as necessary; preside at executive sessions of independent directors; communicate feedback from executive sessions of independent directors to management; advise with respect to the quality, quantity and timeliness of the flow of information from Company management to the independent directors as is necessary or appropriate for the independent directors to effectively and responsibly perform their duties; advise on the retention of advisors and consultants who report directly to the Board; be available for consultation and communication with significant stockholders, as reasonably requested; coordinate the assessment of Board Committee structure, organization, and charters, and evaluate the need for any changes; receive messages from stockholders wishing to communicate directly with the non-management directors and facilitate an appropriate response; participate in Board candidate interviews, as appropriate; facilitate discussions among independent directors on key issues and concerns outside of Board meetings; and have such other duties as the Board may delegate to assist in meeting its responsibilities.

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

The Board continually monitors the material risks we face, including financial risk, strategic risk, operational risk, and legal and compliance risk. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. The Nominating and Governance Committee oversees risks relating to our Board composition.

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Board Meetings and Committees

The Board held a total of seven meetings during fiscal year 2019 ended December 28, 2019. No directors serving during fiscal 2019 attended fewer than 75% of the aggregate of all meetings of the Board and committees of the Board upon which such director served. In addition, the independent members of our Board held three meetings during such fiscal year to discuss matters related to the transition of the Chief Executive Officer and other related matters.

Board Committees

During fiscal year 2019, the Board had three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee. The Audit Committee of the Board consists of Mr. Ludlum, Mr. Shuda, Dr. Grove, and Mr. Gunst. Mr. Ludlum serves as the Chairman of the Audit Committee. During fiscal year 2019, Mr. Bruce, Dr. Naumann-Etienne, and Sanford Fitch each served on the Audit Committee. Mr. Bruce resigned from the Audit Committee in connection with his appointment as our President and Chief Executive Officer in May 2019. Mr. Fitch resigned from our Audit Committee in May 2019. Dr. Naumann-Etienne resigned from our Audit Committee in October 2019 in connection with his resignation from our Board.

The Audit Committee held five meetings during the last fiscal year. The Board has determined that each member of the Audit Committee is independent as defined under the listing standards of The Nasdaq Stock Market and the rules of the SEC and that Mr. Ludlum is an “audit committee financial expert” as defined in rules of the SEC. Among other things, the Audit Committee reviews and advises the Board regarding the Company’s accounting matters and is responsible for appointing and overseeing the work of the independent registered public accounting firm, pre-approving audit and non-audit services to be provided by the independent registered public accounting firm, and reviewing the Company’s financial statements. The Audit Committee has adopted a written charter approved by the Board, which was amended in March 2020, a copy of which is available on our website at www.iridex.com.

Compensation Committee. The Compensation Committee of the Board consists of Mr. Shuda, Dr. Grove, Mr. Ludlum, Ms. Sainz, and Ms. Engibous. Ms. Engibous was appointed to the Compensation Committee in April 2020 in connection with her appointment to the Board. Ms. Engibous serves as the Chairperson of the Compensation Committee and replaced Ms. Sainz as Chairperson in April 2020. During fiscal year 2019 Mr. Bruce served as Chairman of the Compensation Committee until he resigned in connection with his appointment as our President and Chief Executive Officer in May 2019. The Compensation Committee held two meetings during the last fiscal year. The Board has determined that each member of the Compensation Committee is independent as defined under the listing standards of The Nasdaq Stock Market and the rules of the SEC. Among other things, the Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee has adopted a written charter approved by the Board, which was amended in March 2020, a copy of which is available on our website at www.iridex.com.

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Nominating and Governance Committee. The Nominating and Governance Committee of the Board consists of Ms. Engibous, Mr. Ludlum, Ms. Sainz, and Mr. Gunst. Mr. Gunst serves as the Chairman of the Nominating and Governance Committee. During fiscal year 2019, Dr. Grove and Dr. Naumann-Etienne each served on the Nominating and Governance Committee. Dr. Grove resigned from our Nominating and Governance Committee in July 2019. Dr. Naumann-Etienne resigned from our Nominating and Governance Committee in October 2019 in connection with his resignation from the Board. The Nominating and Governance Committee held two meetings during the last fiscal year. The Board has determined that each member of the Nominating and Governance Committee is independent as defined under the listing standards of The Nasdaq Stock Market. Among other things, the Nominating and Governance Committee develops general criteria regarding the qualifications and election of Board members. Our Board and Nominating and Governance Committee discuss possible candidates for election. Following such discussions the Nominating and Governance Committee considers and recommends candidates for election to the Board. It is the policy of the Nominating and Governance Committee to consider nominees for the Board submitted by the stockholders of the Company. For more information regarding the submission of nominees for the Board, see the discussion in “Corporate Governance Matters—Process for Recommending Candidates for Election to the Board of Directors” below. The Nominating and Governance Committee has adopted a written charter approved by the Board, which was amended in March 2020, a copy of which is available on our website at www.iridex.com.

Board Governance Guidelines

Our Board is committed to maintaining the highest standards of board leadership and corporate governance at the Company. In March 2020, the Board adopted Board Governance Guidelines based on the recommendation of its Nominating and Governance Committee. The Board Governance Guidelines were adopted to further the Board’s goal of providing effective governance of the Company’s business for the long-term benefit of the Company’s stockholders, employees, and customers. These Board Governance Guidelines set forth policies concerning overall governance practices for the Board and address leadership, succession planning, director independence, committees, and other responsibilities.

Attendance at Annual Stockholder Meetings by the Board of Directors

The Company has adopted a formal policy regarding attendance by members of the Board at the Company’s annual meeting of stockholders as part of the Board Governance Guidelines. The Company’s policy is that it encourages, but does not require, directors to attend the Company’s annual meeting of stockholders. Mr. Bruce, Mr. Ludlum, Mr. Shuda, Dr. Grove, Mr. Gunst, and Dr. Naumann-Etienne attended the Company’s 2019 Annual Meeting of Stockholders.

Process for Recommending Candidates for Election to the Board of Directors

The Nominating and Governance Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board.

The Company seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded national or multinational companies and should have achieved a high level of distinction in their fields. The Nominating and Governance Committee’s general criteria and process for evaluating and identifying the candidates that it recommends to the full Board for selection as director nominees are as follows:

•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business, other commitments and the like, and (3) such other factors as the Nominating and Governance Committee may consider appropriate. While we do not have a formal written policy regarding consideration of diversity in identifying candidates, as discussed above, diversity is one of the numerous criteria that the Nominating and Governance Committee considers when reviewing potential candidates.

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•	While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the Nominating and Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have qualifications that will increase overall Board effectiveness and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	In evaluating and identifying candidates, the Nominating and Governance Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any such firm.

•	With regard to candidates who are properly recommended by stockholders or by other means, the Nominating and Governance Committee may do any of the following when considering a candidate for the Board: review the qualifications of any such candidate, which review may, in the Nominating and Governance Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Nominating and Governance Committee deems necessary or proper.

•	The Nominating and Governance Committee will apply these same principles when evaluating director candidates who may be elected initially by the full Board to fill vacancies or newly created directorships prior to the next annual meeting of stockholders at which directors are elected.

•	After such review and consideration, the Nominating and Governance Committee selects, or recommends that the Board select, the slate of director nominees, either at a meeting of the Nominating and Governance Committee at which a quorum is present or by unanimous written consent of the Nominating and Governance Committee.

Consistent with past practice, the Nominating and Governance Committee and the Board will continue to monitor and assess the size and composition of the Board and will consider the appointment of additional directors from time to time as appropriate to serve the best interests of the Company and its stockholders.

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Contacting the Board of Directors

Any stockholder who desires to contact our Board may do so electronically by sending an email to the following address: BOD@iridex.com. Alternatively, a stockholder can contact our Board by writing to: Board of Directors, c/o Chairman, IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043. Communications received electronically or in writing will be distributed to the Board as appropriate depending on the facts and circumstances outlined in the communication received.

Code of Business Conduct and Ethics

The Company’s policy is to conduct its operations in compliance with all applicable laws and regulations and to operate its business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in the Company’s Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. Such Code of Business Conduct and Ethics incorporates the Code of Ethics required by Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. The Code of Business Conduct and Ethics also complies with the listing standards of The Nasdaq Stock Market.

The Code of Business Conduct and Ethics is designed to promote honest and ethical conduct, the compliance with all applicable laws, rules and regulations and to deter wrongdoing. The Code of Business Conduct and Ethics is also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. A copy of the formally adopted Code of Business Conduct and Ethics is available on our website at www.iridex.com. We intend to disclose future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to directors and executive officers, on our web site at www.iridex.com pursuant to applicable requirements of the SEC and The Nasdaq Stock Market.

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PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Introduction

The Audit Committee has appointed BPM LLP (“BPM”), an independent registered public accounting firm, to audit the consolidated financial statements of the Company for fiscal year 2020 ending January 2, 2021 and recommends that stockholders vote for ratification of such appointment. BPM also served as the Company’s independent registered public accounting firm for fiscal year 2019 ended December 28, 2019. Representatives of BPM are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although action by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding the ratification of this selection by the stockholders, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Audit Committee feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider its selection.

Fees Billed to the Company by the Company’s Principal Independent Registered Public Accounting Firm During the Previous Two Fiscal Years

The following table presents fees (in thousands) for professional audit services and other services rendered to the Company by its principal independent registered public accounting firm for fiscal year 2019 ended December 28, 2019 and fiscal year 2018 ended December 29, 2018.

	Fiscal Year 2019	Fiscal Year 2018
Audit Fees(1)	$444	$547
Audit-Related Fees(2)	$21	$18
Tax Fees	—	—
All Other Fees	—	—
Total	$465	$565

(1)	Audit Fees consisted of fees for professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as reviews of regulatory and statutory filings. Fees for 2018 also included fees billed for professional services rendered in connection with our Form S-3 registration statement related to our follow-on offering.

(2)	This category consists of assurance and related services by the Company’s independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported above under “Audit Fees.” Audit-related fees include the audit of the IRIDEX Corporation Profit Sharing 401(k) Plan Trust.

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Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established a policy governing the Company’s use of its principal independent registered public accounting firm for non-audit services. Under the policy, management may use its principal independent registered public accounting firm for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered. BPM did not provide any non-audit services for the Company in fiscal years 2019 or 2018.

The Audit Committee pre-approved all of the services and fees identified in the table above in accordance with its charter and applicable laws, rules and regulations.

Required Vote

If a quorum is present, the affirmative vote of a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be required to approve the ratification of the appointment of BPM. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF BPM LLP

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AUDIT COMMITTEE REPORT

General

The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s consolidated financial statements, as well as assisting the Board with overseeing and monitoring the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the Company’s internal accounting and financial controls.

Review with Management

The Audit Committee reviewed and discussed our audited consolidated financial statements for fiscal year 2019 ended December 28, 2019, together with the notes thereto, with management, which has primary responsibility for the consolidated financial statements. BPM, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has reviewed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission including a discussion with management and the independent registered public accounting firm about the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates, judgments and the transparency of disclosures in the Company’s consolidated financial statements.

In addition, the Audit Committee reviewed and discussed with BPM matters related to its independence, including a review of audit and non-audit fees and the written disclosures and the letter from BPM to the Audit Committee required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence. The Audit Committee concluded that BPM is independent from the Company and its management.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K filed as of March 13, 2020 for fiscal year 2019 ended December 28, 2019 for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Kenneth Ludlum (Chairman)

Scott Shuda

Robert Grove, Ph.D.

Robert Gunst

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This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under the Securities Act of the Exchange Act.

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PROPOSAL THREE

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our Compensation Committee or our Board. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation—Executive Officer Compensation,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation tables and narrative discussion and other related disclosure.”

Vote Required

The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s executive officers as of April 10, 2020.

Name	Age	Position
David I. Bruce(1)	60	President and Chief Executive Officer
James Mackaness(2)	56	Interim Chief Financial Officer
Patrick Mercer ()	48	Chief Operating Officer

(1)	Effective May 21, 2019, Mr. Bruce replaced Mr. Moore as President and Chief Executive Officer.

(2)	Effective March 27, 2020, Mr. Mackaness replaced Mr. Dizon and was appointed Interim Chief Financial Officer.

For Mr. Bruce’s biography, see “Nominees” above.

James Mackaness Mr. Mackaness has served as our Interim Chief Financial Officer since March 2020. Mr. Mackaness previously served as our Chief Operating Officer from August 2012 to August 2015 and as the Company’s Chief Financial Officer from January 2008 to August 2012. Mr. Mackaness is a partner with FLG Partners, LLC, a leading Silicon Valley chief financial officer services and board advisory consultancy (“FLG Partners”) having joined FLG Partners in September 2019. He currently serves part-time as Chief Financial Officer for Soleno Therapeutics, a clinical-stage biopharmaceutical company. Mr. Mackaness previously served as Chief Financial Officer of Invuity, Inc., a medical technology company, from August 2015 until its sale to Stryker Corporation in October 2018, remaining with Styker through January 2019 to complete the integration. From September 2001 to December 2007, Mr. Mackaness served as Chief Financial Officer and Vice President of Finance of NextHop Technologies, Inc., a networking wireless technology company. Prior to that, Mr. Mackaness served as Chief Financial Officer and Vice President of Finance of Infogear Technologies Corporation and began his career with Ernst & Young LLP.

Patrick Mercer Mr. Mercer has served as our Chief Operating Officer since September 2018. Prior to joining the Company, Mr. Mercer served as Chief Operating Officer at TrackNet from May 2017 until September 2018, and as Vice President of Manufacturing at RODO Medical, Inc. from May 2015 to May 2017. Mr. Mercer also held positions at Dfine, Inc., HemoSense Inc., Revivant Corporation (acquired by Zoll Medical Corp.), and Stryker Corporation. Mr. Mercer earned his BS in Electrical Engineering and Computer Engineering from the University of Alabama.

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EXECUTIVE COMPENSATION

Executive Compensation Program Philosophy and Process

IRIDEX believes that the skill, talent, judgment and dedication of its executive officers are critical factors affecting the long-term value of our Company. Therefore, the goals for our executive compensation program are to fairly compensate our executives, attract and retain qualified executives who are able to contribute to our long-term success, encourage performance consistent with clearly defined corporate goals, and promote the closer alignment of our executives’ long-term interests with those of our stockholders. The Company believes that its executive compensation program satisfies these goals and is strongly aligned with the long-term interests of our stockholders. Moreover, we believe that the structure of our executive compensation program, in rewarding the achievement of annual operating goals and emphasizing long-term stockholder value creation over short-term operating results, has benefited our Company and our stockholders by focusing on growing our core business.

Compensation Objectives and Philosophy

The Company’s compensation philosophy is designed to attract, retain, motivate and reward highly qualified executives who contribute to the success of the Company and its stockholders. To achieve these goals, the Company strives to provide a comprehensive compensation package for each of our named executive officers that is competitive with those offered by companies of similar type and size, in the same geographical area and whose executives perform functions similar to those performed by the executives of the Company. The Company also incorporates equity-based incentives into its overall compensation strategy to align the financial interests of our executives with those of our stockholders.

Role and Authority of the Compensation Committee

The Compensation Committee of the Board establishes the overall executive compensation strategies of the Company and approves compensation elements for the Company’s Chief Executive Officer and other executive officers. Among other things, the Compensation Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and certain consultants of the Company. In addition, each named executive officer’s individual compensation and eligibility for participation in the Company’s annual cash bonus incentive program is reviewed by the Compensation Committee and adjustments are made based upon an assessment of individual performance and potential to enhance long-term stockholder value.

The Compensation Committee consists of Ms. Engibous, Dr. Grove, Mr. Ludlum, Ms. Sainz, and Mr. Shuda. Ms. Engibous serves as the Chairperson of the Compensation Committee. Messrs. Shuda, Ludlum, and Ms. Engibous were appointed to the Compensation Committee in May 2019, July 2019, and April 2020, respectively. Each member of the Compensation Committee is an independent member of the Board, and no members have interlocking relationships as defined by the SEC.

The Compensation Committee has available to it such external compensation advice and data as the Compensation Committee deems appropriate to obtain. The Compensation Committee may delegate any of its responsibilities to one or more of its members or to the Company’s directors or to members of management, to the extent permitted by applicable law and subject to such reporting to or ratification by the Compensation Committee as the Compensation Committee deems necessary or appropriate.

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Executive Officer Compensation

In order to achieve the objectives of our executive officer compensation program to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills we provide compensation to our named executive officers in the form of competitive base salary, annual cash bonus incentives, long-term equity incentive compensation, and various benefits generally available to employees of the Company.

Our named executive officers for fiscal 2019, consist of our principal executive officer, our chief operating officer, our former vice president of finance, and our former principal executive officer:

•	David I. Bruce, our Chief Executive Officer;

•	Patrick Mercer, our Chief Operating Officer(1); and

•	Romeo R. Dizon, our former Vice President of Finance(2);

•	William M. Moore, our former Chief Executive Officer(3).

(1)	Mr. Mercer was appointed an executive officer of the Company in August 2019.

(2)	Mr. Dizon served as our Vice President of Finance during fiscal year 2019 through March 27, 2020. Effective March 27, 2020, Mr. Dizon was replaced by James Mackaness as Interim Chief Financial Officer.

(3)	Mr. Moore served as our Chief Executive Officer during fiscal year 2019 through May 21, 2019. Effective May 21, 2019, Mr. Moore was replaced by David I. Bruce as President and Chief Executive Officer.

Base Salary

Base salary levels for the Company’s executive officers are generally targeted to be competitive with companies in the same stage of development and in the same industry and geographic area. In determining salaries of executive officers other than the Chief Executive Officer, the Compensation Committee also takes into account the Chief Executive Officer’s recommendations, the individual’s experience, contributions to corporate goals, and the Company’s performance.

Incentive Bonuses

The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s named executive officers and management as a team to achieve annual performance goals supporting the creation of stockholder value, using more immediate measures for performance than those reflected in the appreciation in value of stock options that vest over multiple years.

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2019 Short-Term Incentive Plan

On January 24, 2019, the Compensation Committee approved the Company’s 2019 Short-Term Incentive Plan (the “STI Plan”). Messrs. Bruce, Dizon, Mercer, and Moore participated in the STI Plan, provided that Mr. Moore’s participation in the STI Plan terminated in connection with the termination of his employment in May 2019. The maximum amount payable under the STI Plan for each of Messrs. Bruce, Mercer, Dizon, and Moore was $157,425, $124,280, $105,160, and $335,806, respectively. Awards under the STI Plan were based upon the achievement of certain corporate objectives that applied to all STI Plan participants and certain individual management by objectives (“MBO”) specific to each STI Plan participant. Each of Messrs. Bruce’s, Dizon’s, Mercer’s, and Moore’s award under the STI Plan was subject to the Company’s achievement of certain sales targets, as well as certain other financial and operations-related performance goals specific to the named executive officer.

The following table shows the target bonuses for our named executive officers under the 2019 STI Plan:

Named Executive Officer	Target Bonus	FY 2019 Target Bonus as Percentage of Base Salary
David I. Bruce	$131,736	60%
Patrick Mercer	$104,000	40%
Romeo Dizon	$88,000	40%
William M. Moore	$278,100	60%

The corporate objectives were weighted at 75% of the named executive officer’s target bonus opportunity. The first corporate objective related to achievement of specified levels of sales based on number of G6 units and G6 probes (weighted at 37.5% of the target bonus opportunity) sold in 2019. The payout at the targeted sales levels of G6 probes would be at 100%. The payout upon achievement of these corporate objectives ranged from 40% at minimum achievement to 135% at maximum achievement, provided that performance below the minimum achievement level would result in 0% payout with respect the corporate MBO portion of the award. Each of the named executive officers also had two corporate MBOs relating to an operational goal (weighted at 22.5% of the target bonus opportunity) and a financial goal (weighted at 15% of the target bonus opportunity). The individual MBO-based portion of the bonus, weighted at 25% of the named executive officer’s target bonus opportunity, became payable if the applicable individual objectives were achieved. In the event the named executive officer did not meet or partially meets his individual objectives, the individual performance component amount would be reduced, as determined by the Compensation Committee. Amounts payable under the individual MBO-based component of the STI Plan were capped at 100% of target.

The company’s performance against the corporate objectives and the named executive officers’ performance against the individual objectives resulted in bonuses of $65,374, $61,595, and $59,622 for Messrs. Bruce, Mercer, and Dizon, respectively. Due to the termination of Mr. Moore’s employment in May 2019, Mr. Moore was not eligible to, and did not, receive a bonus under the STI Plan for 2019.

Stock Grants/Awards

We provide long-term incentives to executives through a value-based grant of equity awards under the Company’s 2008 Equity Incentive Plan, as amended and restated (the “2008 EIP”). The Compensation Committee (or in certain cases, the Board) determines the value of these equity awards after considering a number of factors, including for example corporate performance, individual criticality, competitive market data, the number of unvested shares held at the time of grant, the fixed total value for each executive, the available share reserve, and any other factors that the Compensation Committee (or Board, as applicable) may deem relevant.

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Stock options or other stock grants are granted to executive officers and other employees under the 2008 EIP. These stock options, restricted stock units (“RSUs”) or other restricted stock awards are intended to focus the recipient on the Company’s long-term performance to improve stockholder value and to retain the services of executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options, RSUs and stock grants generally vest over a four-year period, based on continued employment. Factors considered in granting stock options, RSUs and stock grants to executive officers of the Company are the duties and responsibilities of each individual, such individual’s contributions to the success of the Company and other relevant factors. The Company views stock options, RSUs and stock grants as an important component of long-term compensation for executive officers because the Compensation Committee believes that these awards motivate executive officers to manage the Company in a manner that is consistent with the interests of stockholders.

2019 Awards

For 2019, the Board approved the grant to Mr. Bruce of an award of stock options covering 200,000 shares of our Common Stock with time-based vesting and stock options covering 400,000 shares of our Common Stock with performance-based vesting effective May 21, 2019, each of which were granted in connection with Mr. Bruce’s initial appointment as CEO of the Company. The Compensation Committee also approved a grant to Mr. Bruce of an award of RSUs covering 46,667 shares of our Common Stock, effective October 22, 2019, with time-based vesting.

The Compensation Committee approved a retention grant in conjunction with the Company’s CEO transition to Mr. Mercer of awards of stock options covering 40,000 shares of our Common Stock, effective June 6, 2019, with time-based vesting. The Compensation Committee also approved a grant to Mr. Mercer of stock options covering 19,000 shares of our Common Stock, effective October 22, 2019, with time-based vesting and a performance hurdle (the stock options were granted at an exercise price equal to 120% of the average closing price of the Company’s Common Stock during the 10-day trading period preceding the date of grant). The Compensation Committee also approved a grant to Mr. Mercer of an award of RSUs covering 12,667 shares of our Common Stock and PRSUs covering 12,667 shares of our Common Stock (at target), effective October 22, 2019.

The Compensation Committee approved a retention grant in conjunction with the Company’s CEO transition to Mr. Dizon of awards of stock options covering 30,000 shares of our Common Stock, effective June 6, 2019, with time-based vesting. The Compensation Committee also approved a grant to Mr. Dizon of stock options covering 15,000 shares of our Common Stock, effective October 22, 2019, with time-based vesting and a performance hurdle (the stock options were granted at an exercise price equal to 120% of the average closing price of the Company’s Common Stock during the 10-day trading period preceding the date of grant). The Compensation Committee also approved a grant to Mr. Dizon of an award of RSUs covering 10,000 shares of our Common Stock with time-based vesting and performance-based restricted stock units (“PRSUs”) covering 10,000 shares of our Common Stock (at target) effective October 22, 2019. In connection with the resignation of Mr. Dizon’s employment with the Company on March 27, 2020, Mr. Dizon’s 2019 stock options, RSUs and PRSUs were forfeited in full without having vested.

No awards were granted to Mr. Moore during 2019.

Additional information regarding Mr. Bruce’s, Mr. Mercer’s, and Mr. Dizon’s RSU and PRSU awards is set forth in the table below titled “Outstanding Equity Awards at 2019 Fiscal Year-End.”

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2008 Equity Incentive Plan, as Amended and Restated

We maintain the 2008 EIP, which provides for the grant of the following types of equity awards: (i) stock options; (ii) restricted stock; (iii) RSUs; (iv) performance shares; (v) performance units; (vi) stock appreciation rights; and (vii) other stock or cash awards. Our 2008 EIP most recently was amended by our Board and approved by our stockholders in 2018. The Board, or our Compensation Committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board may administer the 2008 EIP.

The exercise price of stock options and stock appreciation rights granted under the 2008 EIP must be equal to at least the fair market value of the underlying shares at the time of grant. With respect to any recipient of an incentive stock option under the 2008 EIP who owns stock possessing more than 10% of the voting power of our outstanding capital stock, the exercise price of such option must be at least equal to 110% of the fair market value at the time of grant. Options granted under the 2008 EIP are exercisable at such times and under such conditions as determined by the administrator of the plan; generally over a four-year period. The maximum term of stock options granted to any recipient must not exceed ten years; provided, however, that the maximum term of an incentive stock option granted to any recipient possessing more than 10% of the voting power of our outstanding capital stock must not exceed five years. RSUs granted under the 2008 EIP generally will result in payment to the recipient if the vesting criteria are satisfied. RSUs may be granted with vesting criteria that are based on achievement of specified performance goals (including without limitation continued employment or other service). The Board or Compensation Committee administering the 2008 EIP may determine that earned RSUs will be paid in cash, shares, or a combination of both. On the date set forth in the applicable award agreement, unearned RSUs will be forfeited to the Company.

In the event of a merger or change in control of the Company, each outstanding award granted under the 2008 EIP will be treated as the administrator of the 2008 EIP determines, including that each award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to RSUs, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Other Benefits

Our named executive officers are eligible to participate in our employee benefit plans generally available to our employees, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, and our 401(k) plan, in each case generally on the same basis as other employees, subject to the terms of the plan and any applicable law.

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401(k) Plan

The Company sponsors a 401(k) Plan under which each eligible employee may contribute, on a pre-tax basis, up to 15% of the employee’s total annual income from the Company, excluding bonuses, subject to certain IRS limitations. The Company maintains a Company match in the amount of $3,000 per year. All full-time employees who have attained age 18 are eligible to participate in the 401(k) plan. All contributions are allocated to the employee’s individual account and, at the employee’s election, are invested in one or more investment funds available under the 401(k) plan. Contributions are fully vested and not forfeitable.

Summary Compensation Table

The following table presents information concerning the total compensation of our named executive officers, for services rendered to us in all capacities during fiscal years ended 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)
David I. Bruce	2019	220,154	(4)	—	113,880	1,034,680	86,781	(5)	3,056	1,458,550
President and Chief Executive Officer
Patrick Mercer(12)	2019	277,308	(6)	—	46,176	97,705	76,020	(7)	3,194	500,402
Chief Operating Officer
Romeo Dizon(12)	2019	223,808	(8)	—	36,454	74,003	59,622	(9)	5,903	399,789
Former Vice President of Finance
William M. Moore	2019	181,835		—	—	—	—		682,631	864,465
Former President, Chief Executive Officer, and Chairman of the Board of Directors	2018 2017	463,500 501,347	(10) (11)	— —	793,740 143,100	— 1,497,780	257,243 67,500		30,871 54,995	1,545,354 2,264,722

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K, filed March 13, 2020, for the fiscal year ended December 28, 2019, and incorporated by reference herein. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The value at the grant date of the PRSU award covering 10,000 shares of Common Stock (at target) granted to Mr. Dizon, assuming maximum achievement of the applicable performance criteria, is $21,840 (or a total of 12,000 shares). The value at the grant date of the PRSU award covering 12,667 shares of Common Stock (at target) granted to Mr. Mercer, assuming maximum achievement of the applicable performance criteria, is $27,664 (or a total of 15,200 shares).

(2)	Represents payments calculated in accordance with the terms of our 2019 Short-Term Incentive Plan, as described under “Executive Compensation.”

(3)	Unless otherwise indicated, “All Other Compensation” consists solely of the value of life insurance premiums paid and 401(k) matching payments made by the Company. In 2019, Mr. Moore’s All Other Compensation consisted of accelerated vesting of 84,827 shares on June 22, 2019, valued at $394,446, $285,231 of cash severance payments, and $2,954 of life insurance premiums. In 2018, Mr. Moore’s All Other Compensation consisted of $24,013 of reimbursement of his spouse’s travel-related expenses and $6,858 of life insurance premiums. In 2017, Mr. Moore’s All Other Compensation consisted of $48,136 of his spouse’s travel-related expenses and $6,858 life insurance premiums.

(4)	Includes $13,846 of salary earned in 2019 but paid in 2020. Mr. Bruce’s salary earned in 2019 reflects a pro-rated annual salary of $360,000.

(5)	Mr. Bruce’s $86,781 of Nonequity Incentive Plan Compensation was earned in 2019 but paid in 2020.

(6)	Includes $11,923 of salary earned in 2019 but paid in 2020.

(7)	Mr. Mercer’s $76,020 of Nonequity Incentive Plan Compensation was earned in 2019 but paid in 2020.

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(8)	Includes $8,885 in salary earned in 2019 but paid in 2020.

(9)	Mr. Dizon’s $59,622 of Nonequity Incentive Plan Compensation was earned in 2019 but paid in 2020.

(10)	Includes $17,827 in salary earned in 2018 but paid in 2019.

(11)	Includes $1,154 of retroactive pay and $51,924 in cash in lieu of accrued vacation.

(12)	Compensation information for fiscal years ended 2018 and 2017 is omitted as such executive was not a named executive officer in each such fiscal year.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table shows, with respect to each of our named executive officers, the number of options exercisable and unexercisable and the number of shares of RSU and PRSU awards that have not vested as of the end of fiscal 2019.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date(2)	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)(3)

David I. Bruce	4/13/18	6,250	8,750	5.69	4/13/25(4)
	5/21/19		200,000	4.92	5/21/26(5)
	5/21/19		400,000	4.92	5/21/26(6)
	10/22/19					46,667(7)	109,667
Patrick Mercer	9/18/18	9,375	20,625	6.00	9/18/28(8)
	10/30/18					7,292(9)	17,136
	6/6/19	5,001	34,999	5.04	6/6/29(10)
	10/22/19		19,000	2.25(11)	10/22/26(12)
	10/22/19					12,667(12)	29,767
	10/22/19							12,667(13)	29,767
Romeo Dizon (27)	9/19/13	1,833		5.92	9/19/20(14)
	2/6/14	937		8.58	2/6/21(15)
	2/24/15	1,750		10.73	2/24/22(16)
	3/1/16							5,000(17)	11,750
	3/7/17							8,000(18)	18,800
	7/28/18					6,666(19)	15,665
	7/28/18							2,077(20)	4,881
	7/28/18							3,750(21)	8,813
	7/28/18							5,250(22)	12,338
	6/6/19	3,750	26,250	5.04	6/6/26(23)
	10/22/19		15,000	2.25(24)	10/22/26(25)
	10/22/19					10,000(26)	23,500
	10/22/19							10,000(13)	23,500

(1)	Unless otherwise noted, options were granted at an exercise price per share equal to the fair market value of a share of Common Stock, as determined by reference to the closing price reported on The Nasdaq Global Market on the date of grant.

(2)	Options held by our named executive officers may terminate before their expiration dates if the optionee’s status as a service provider is terminated, including in connection with the optionee’s death or disability.

(3)	This amount reflects the fair market value of our Common Stock of $2.35 per share as of December 27, 2019 (the last business day of fiscal year 2019), multiplied by the amount shown in the column for the Number of Shares or Units of Stock that have not vested.

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(4)	1/48th of the total number of shares subject to this award vest on May 13, 2018 and each month thereafter, subject to the executive continuing as a service provider through each such date.

(5)	Shares subject to the option vest over a period of 48 months with 1/4th of the total number of shares vesting on the first anniversary of the grant date and 1/48th of the total number of shares vesting each month thereafter, subject to the executive continuing as a service provider through each such date.

(6)	These performance-based stock options represent a contingent right to receive shares of Common Stock. This performance-based stock option vests in 100,000 share increments, upon the Company’s stock price (measured based on the average, trailing, 60-day closing price of a share of Common Stock) achieving the stock price performance goals of $6.55, $9.00, $12.00, and $18.00 during the period from the award’s grant date through December 31, 2023, and subject to the executive continuing as a service provider through the applicable date of certification of achievement .

(7)	The RSUs vest as to one-third of the total number of shares on July 1, 2020 and each one-year anniversary thereafter, subject to Mr. Bruce continuing as a service provider through each such date.

(8)	25% of the shares subject to the option vested on September 18, 2019 and 1/48th of the shares subject to the option shall vest each month thereafter, subject to Mr. Mercer continuing as a service provider through each such date.

(9)	The RSUs, originally granted for 10,000 shares, of which 2,708 shares have been released, vest as to one-fourth of the shares on October 30, 2019 and as to one forty-eighth of the shares each month thereafter, subject to Mr. Mercer continuing as a service provider through each such date.

(10)	1/48th of the total number of shares subject to the option vested on July 6, 2019 and 1/48th of the shares subject to the option vest each month thereafter, subject to Mr. Mercer continuing as a service provider through each such date.

(11)	This stock option was granted at an exercise price of $2.25 per share, which was equal to 120% of the average closing price of the Company’s Common Stock during the 10-day trading period preceding the date of grant.

(12)	The shares vest as to one-third of the total number of shares on July 1, 2020 and each one-year anniversary thereafter, subject to Mr. Mercer continuing as a service provider through each such date.

(13)	This performance-based restricted stock unit award will vest based on achievement of improving the Company’s reported gross margin over a two year period measured from the first half of 2019 through the first half of 2021, subject to the executive continuing as a service provider through the date of certification of performance achievement. Payout under the award ranges from 50% upon a minimum of 80% achievement of the target goal to a maximum 120% upon achievement at or above 115% of the target goal, with payout at 100% of the target award upon achieving the target goal.

(14)	1/48th of the total number of shares vest one month following September 19, 2013 and each month thereafter, subject to the executive continuing as a service provider through each such date.

(15)	The option, originally for 3,000 shares, of which 2,063 shares have been exercised, vested as to 1/48th of the total number of shares one month following February 6, 2014 and each month thereafter, subject to the executive continuing as a service provider through each such date.

(16)	The option, originally for 3,000 shares, of which 1,250 shares have been exercised, vested as to 1/48th of the total number of shares one month following February 24, 2015 and each month thereafter, subject to the executive continuing as a service provider through each such date.

(17)	These PRSU awards represent a contingent right to receive shares of Common Stock. The PRSUs will become eligible to vest (“vesting eligible PRSUs”) if the Company’s stock price (measured based on the average, trailing, 60 day closing price of a share of Common Stock) achieves the stock price performance goals of $11.00, $13.00, $14.00, and $16.00, measured during the four-year performance period covering the Company’s fiscal years 2016 through 2019. The achievement of each performance goal results in 25% of the target number of PRSUs becoming vesting eligible PRSUs. The maximum number of PRSUs that can vest under the PRSU award is 100% of the target number of PRSUs. Once eligible to vest, the PRSUs vest subject to the executive continuing as a service provider through the applicable date of certification of achievement.

(18)	These PRSU awards represent a contingent right to receive shares of Common Stock. The PRSUs will become eligible to vest if the Company’s stock price (measured based on the average, trailing, 60 day closing price of a share of Common Stock) achieves the stock price performance goals of $17.00 and $19.00, measured during the four-year performance period covering the Company’s fiscal years 2017 through 2020. The achievement of each performance goal results in 50% of the target number of PRSUs becoming vesting eligible PRSUs. The maximum number of PRSUs that can vest under the PRSU award is 100% of the target number of PRSUs. Once eligible to vest, the PRSUs vest subject to the executive continuing as a service provider through the applicable date of certification of achievement.

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(19)	The RSUs, originally granted for 10,000 shares, of which 3,334 shares have been released, vest as to one-third of the shares on July 27, 2019 and each one-year anniversary thereafter, subject to Mr. Dizon continuing as a service provider through each such date.

(20)	This performance-based restricted stock unit award covers 6,000 shares of Common Stock (at the target performance metric). This award vests based on the achievement of a certain revenue performance metric relating to the Company’s glaucoma products pursuant to a Board-approved plan on the following schedule, during the period starting June 28, 2018, and ending June 30, 2019: 50% payout at 80% achievement of the plan, 80% payout at 90% achievement of the plan, 100% payout at 100% achievement of the plan, 110% payout at 110% achievement of the plan, 115% payout at and above 115% achievement of the plan, and interpolated on a linear basis if between payout thresholds. On June 30, 2019, 86.41% of the plan was achieved which resulted in a 69.23% payout, or 4,154 shares of Common Stock. 50% of such portion of the award for which performance is achieved vested as of June 30, 2019. The remaining 50% will vest on the one-year anniversary of the last day of the applicable performance period (June 30, 2020), subject to the executive’s continued service as a service provider through such date.

(21)	This performance-based restricted stock unit award covers 3,750 shares (at the target performance metric, which also is the maximum). This award vests based on achievement of certain performance metrics as follows: a certain new Company product is released to market by a certain date in fiscal year 2020. Upon achieving performance by such date, 50% of the shares subject to this award will vest as of the date of certification of performance achievement, and the remaining 50% will vest on the one-year anniversary of the last day of the Company’s second fiscal quarter 2020, in each case subject to the executive continuing as a service provider through the applicable vesting date.

(22)	This performance-based restricted stock unit award covers 5,250 shares (at the target performance metric). This award will vest on achievement of certain levels of relative TSR performance against the companies comprising the Russell 3000 Index based on the Company’s 3-year average spanning the period of July 1, 2018 to June 30, 2021. The award will vest according to the following scale: 25% payout at a the 35th TSR percentile, 50% payout at the 40th TSR percentile, 100% payout at the 50th TSR percentile, 110% payout at the 60th TSR percentile, and 125% at a TSR percentile of 75 or above, and interpolated on a linear basis if between payout thresholds. 50% of the applicable portion of the award for which performance is achieved will vest as of the date of certification, subject to the executive continuing as a service provider through such date. The remaining 50% will vest on the one-year anniversary of the last day of the applicable performance period (June 30, 2021), subject to the executive continuing as a service provider through such date. The maximum number of shares that can vest under the award is 125% of the target number of shares subject to the award.

(23)	1/48th of the total number of shares, originally subject to the option, vest on July 6, 2019 and each month thereafter, subject to the executive continuing as a service provider through each such date.

(24)	This stock option was granted at an exercise price of $2.25 per share, which was equal to 120% of the average closing price of the Company’s Common Stock during the 10-day trading period preceding the date of grant.

(25)	The option vests as to one-third of the shares on June 30, 2020 and each one-year anniversary thereafter, subject to Mr. Dizon continuing as a service provider through each such date.

(26)	The RSUs vest as to one-third of the shares on July 1, 2020 and each one-year anniversary thereafter, subject to Mr. Dizon continuing as a service provider through each such date.

(27)	Mr. Dizon resigned from the Company effective March 27, 2020. Any unvested option awards, RSU and PRSU awards held by Mr. Dizon as of such employment resignation date were forfeited to the Company as described in the separation agreement and release entered into with the Company in connection with such resignation.

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Change in Control Agreements with Messrs. Moore, Bruce and Mercer

We entered into Change in Control Severance Agreements with Mr. Moore in 2015, and Mr. Bruce and Mr. Mercer in 2019. It is expected that from time to time the Company will consider the possibility of an acquisition by another company or other change in control. We recognize that such consideration can be a distraction to our named executive officers and can cause them to consider alternative employment opportunities. We believe that it is imperative to provide such individuals with severance benefits upon their termination of employment following a change in control to secure their continued dedication and objectivity, notwithstanding the possibility, threat or occurrence of a change in control, provide such individuals with an incentive to continue employment and motivate them to maximize our value upon a change in control for the benefit of stockholders, and provide such individuals with enhanced financial security. The Change in Control Severance Agreements, and the potential severance benefits payable thereunder to our named executive officers under specified circumstances, do not affect the Compensation Committee’s decisions regarding other elements of compensation. The Change in Control Severance Agreements for our named executive officers are described in further detail below. In connection with the termination of Mr. Moore’s employment with the Company on May 27, 2019, Mr. Moore is no longer eligible to receive any payments or benefits under his Change in Control Severance Agreement.

Termination Within the Change in Control Context

If, within twelve months following a Change in Control (as defined in the 2008 EIP) or at any time prior to a Change in Control if such termination is effected at the request of any successor to the Company, such executive terminates his employment with the Company for Good Reason (as defined below), or the Company terminates such executive’s employment for a reason other than Cause (as defined below), death or disability, and, in each case, such executive signs and does not revoke a standard release of claims with the Company, then such executive will receive the following severance from the Company:

(i)	Cash Severance Payment. In the case of Mr. Bruce or Mr. Moore, a lump sum cash payment equal to 150% of his annual base salary, and in the case of Mr. Mercer, a lump sum cash payment equal to 100% of his annual base salary.

(ii)	Vesting Acceleration. Accelerated vesting as to 100% of the then unvested portion of such executive’s outstanding Company equity awards, assuming, with respect to Company equity awards subject to performance criteria, the performance criteria had been achieved at target levels.

(iii)	Continued Employee Benefits. Reimbursement from the Company for a period of up to twelve months for the costs and expenses incurred by himself and/or his eligible dependents for coverage under the Company’s benefit plans.

Definitions of “Cause” and “Good Reason”

For the purposes of the Change in Control Severance Agreements, the following definitions generally apply.

“Cause” means: (i) an act of dishonesty made by such executive in connection with such executive’s responsibilities as an employee; (ii) such executive’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or a material violation of federal or state law by such executive that the Board reasonably believes has had or will have a detrimental effect on the Company’s reputation or business; (iii) such executive’s gross misconduct; (iv) such executive’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom such executive owes an obligation of nondisclosure as a result of such executive’s relationship with the Company; (v) such executive’s willful breach of any obligations under any written agreement or covenant with the Company; or (vi) such executive’s continued failure to perform his employment duties after such executive has received a written demand of performance from the Company that specifically sets forth the factual basis for the Company’s belief that such executive has not substantially performed his duties and has failed to cure such non-performance to the Company’s satisfaction within ten (10) business days after receiving such notice.

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“Good Reason” means the occurrence of one or more of the following events effected without such executive’s prior consent, provided that such executive terminates employment with the Company within ninety (90) days following the expiration of the Company’s Cure Period: (i) the assignment to such executive of any duties or the reduction of such executive’s duties, either of which results in a material diminution in such executive’s position or responsibilities with the Company; provided that, it being understood that the continuance of such executive’s duties and responsibilities at the subsidiary or divisional level following a Change in Control, rather than at the parent, combined or surviving company level following such Change in Control shall not be deemed Good Reason within the meaning of this clause (i); (ii) a reduction by the Company in the base salary of such executive by fifteen percent (15%) or more, unless similar such reductions occur concurrently with and apply to the Company’s senior management; (iii) a material change in the geographic location at which such executive must perform services (for purposes of this Agreement, the relocation of such executive to a facility or a location less than twenty-five (25) miles from such executive then-present location shall not be considered a material change in geographic location); (iv) a material reduction of facilities, perquisites or in the kind or level of employee benefits to which such executive is entitled, unless similar such reductions occur concurrently and apply to the Company’s senior management; or (v) any material breach by the Company of any material provision of the Change in Control Severance Agreement. Such executive will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of thirty (30) days (“Cure Period”) following the date of such notice.

Separation Agreement with Mr. Dizon

In connection with Mr. Dizon’s resignation with the Company in March 2020, Mr. Dizon entered into a separation agreement and release with the Company, pursuant to which Mr. Dizon will receive approximately $60,000 in connection with transition matters (the “Transition Agreement”). Mr. Dizon forfeited all then-unvested portions of his equity awards. Under his Transition Agreement, Mr. Dizon also agreed to provide certain consulting services to the Company following termination of his employment with the Company. The Transition Agreement further provides for Mr. Dizon’s release of claims in favor of the Company and contains mutual non-disparagement obligations by both Mr. Dizon and the Company.

Separation Agreement with Mr. Moore

In connection with the termination of his employment with the Company in May 2019, Mr. Moore entered into a separation and release agreement with the Company (the “Separation Agreement”), pursuant to which Mr. Moore received (i) a severance payment in the amount of $285,231, (ii) vesting acceleration of the portion of his PRSU award (granted March 1, 2016) covering 12,500 shares of Company Common Stock, (iii) vesting acceleration of the portion of his RSU award (granted July 24, 2017) covering 8,437 shares of Company Common Stock, (iv) vesting acceleration of the portion of his RSU award (granted July 28, 2018) covering 30,000 shares of Company Common Stock, (v) vesting acceleration of the portion of his PRSU award (granted in 2015) covering 33,890 shares of Company Common Stock, and (vi) vesting acceleration of the portion of his option award (granted July 24, 2017) covering 20,000 shares of Company Common Stock. Mr. Moore forfeited all other then-unvested portions of his equity awards. Mr. Moore also received a lump sum payment of $18,480, which was the approximate equivalent of 12 months of Mr. Moore’s estimated COBRA premiums.

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In exchange for these payments, Mr. Moore executed a general release of claims in favor of the Company and, as set forth in the Separation Agreement, confirmed his confidentiality obligations to us. The Separation Agreement also contained customary non-disparagement covenants.

Tax and Accounting Considerations

The Compensation Committee considers tax and accounting effects in administering the executive compensation program and aims to maintain compensation expenses for our most senior executive team within reasonable levels based on relevant factors such as the Company’s operations and financials and the prevailing market practices.

Prior to 2018, Internal Revenue Code Section 162(m) (“Section 162(m)”) generally limited the federal tax deductibility of compensation paid to our Chief Executive Officers and certain other executive officers of the Company to $1 million annually unless the compensation over $1 million qualified as “performance-based” within the meaning of Section 162(m). As a result of the Tax Cuts and Jobs Act of 2017, the “performance-based” compensation exception under Section 162(m) was eliminated and the “covered employees” to whom Section 162(m) would apply was expanded. Accordingly, for fiscal year 2019, we generally are not able to take a deduction for any compensation paid to our named executive officers in excess of $1 million unless the compensation qualifies for the limited transition relief applicable to certain arrangements in place on November 2, 2017. The Company cannot guarantee that any compensation payable to our named executive officers will qualify for the transition relief or that the compensation will be deductible, and the Company also may from time to time provide compensation to our named executive officers that may not be deductible to the extent that the aggregate amount exceeds $1 million. However, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance.

We account for equity-based awards in accordance with ASC Topic 718.

Director Compensation

We use a combination of cash and equity compensation to attract and retain qualified candidates to serve on our Board.

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal 2019. Subsequent to his appointment as Chief Executive Officer, Mr. Bruce did not receive additional compensation for his services as a member of our Board. During and subsequent to Mr. Moore’s tenure as Chief Executive Officer Mr. Moore did not receive additional compensation for his services as a member of our Board. Messrs Ludlum, Shuda and Gunst were first appointed as directors of the Company in 2019, and the following table reflects their respective grant of stock option to purchase 15,000 shares of Common Stock, which is our standard equity award for new directors. Additional information discussed below in the section titled “Equity Compensation.”

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Director Compensation for 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)
David I. Bruce(3)	20,287	—	—	20,287
Sanford Fitch(4)	25,564	—	—	25,564
Robert Grove, Ph.D.	45,874	54,688	—	100,562
Robert Gunst	24,027	49,998	22,122	96,147
Kenneth E. Ludlum	39,253	39,998	27,162	106,413
Ruediger Naumann-Etienne, Ph.D.(5)	48,003	47,138	—	95,141
Maria Sainz	45,233	39,998	—	85,231
Scott Shuda	31,356	39,998	28,638	99,992

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. We discuss the assumptions that we used to calculate these amounts in Note 10 to our financial statements included in our Annual Report on Form 10-K, filed as of March 13, 2020 for the fiscal year ended December 28, 2019, and incorporated by reference herein. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)	As of December 28, 2019, the aggregate number of shares underlying options and RSUs outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Outstanding Options	Number of Securities Underlying Unvested Stock Awards
Sanford Fitch(4)	—	—
Robert Grove, Ph.D.	15,000	16,507
Robert Gunst	15,000	15,533
Kenneth E. Ludlum	15,000	11,204
Ruediger Naumann-Etienne, Ph.D.(5)	—	—
Maria Sainz	15,000	11,204
Scott Shuda	15,000	11,204

(3)	Mr. Bruce was appointed President and CEO in May 2019.

(4)	Mr. Fitch resigned in July 2019.

(5)	Dr. Naumann-Etienne resigned in October 2019.

Cash Compensation

Pursuant to our non-employee director cash compensation policy, non-employee members of our Board received an annual retainer of $35,000. Each member of the Audit Committee (including its chairperson) received an annual retainer of $7,000, and each member of the Nominating and Governance Committee and the Compensation Committee (including their respective chairperson) received an annual retainer of $5,000. The chairperson of the Audit Committee received an additional annual retainer of $15,000, the chairperson of the Nominating and Governance Committee received an additional annual retainer of $9,000 and the chairperson of the Compensation Committee received an additional annual retainer of $10,000. The Lead Independent Director, who was Dr. Naumann-Etienne until his resignation in October 2019, received an additional annual retainer of $10,000. The Chairman of the Board receives an additional annual retainer of $15,000. These annual retainers are paid in quarterly installments in arrears. We reimburse members of the Board and Board committees for reasonable out-of-pocket expenses incurred by them in attending such meetings.

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Equity Compensation

Pursuant to our non-employee director equity compensation policy, on the date of each annual meeting of stockholders each non-employee director automatically receives an RSU grant equal to $40,000 worth of Common Stock (determined based upon the fair market value of the shares at the time such RSU award was granted) under our 2008 EIP. Each RSU grant vests in full on the earlier of the one-year anniversary of the date of grant or our next annual meeting of stockholders, subject to the non-employee director’s continued service as a Board member through the vesting date. The Lead Independent Director and Chairman of our Board received an additional annual retainer of $10,000 worth of Common Stock. In 2019 Dr. Grove received an additional RSU grant equal to approximately $14,700 worth of Common Stock, which reflected a true-up grant for the period that Dr. Grove served on the Board before the 2019 annual meeting of stockholders.

Information on Compensation Risk Assessment

Management periodically reviews our incentive compensation programs at all levels within the organization and reports to the Compensation Committee with respect to its findings. Employee cash bonuses are based on company-wide and individual performance, and management discretion (with respect to our non-executive employees), our Compensation Committee and the Board have discretion to adjust bonus payouts. Equity awards for new hires are based on the employee’s position, prior experience, qualifications, and the market for particular types of talent, and any additional grants are based on employee performance and retention requirements. Equity awards have long-term vesting requirements to ensure that recipients’ focus is on our long-term success.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the compensation arrangements with our directors and executive officers discussed above in the section titled “Executive Compensation,” there were no transactions since the beginning of our last fiscal year or currently proposed transactions in which we have been a participant and:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or holders of more than five percent of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our Board to the maximum extent allowed under Delaware law.

Transactions with BlueLine Capital Partners, LLC

On August 31, 2007, the Company entered into a Securities Purchase Agreement, as amended on April 20, 2017, with BlueLine. Pursuant to provisions of the Securities Purchase Agreement, BlueLine has the right to designate an individual for nomination to the Board and any committees thereof. Scott Shuda serves as the BlueLine designee on our Board.

Policies and Procedures for Related Party Transactions

Our written policies and procedures adopted by the Board provide that, if any of our directors, officers or employees has a significant direct or indirect financial interest in a transaction between us and a third party, subject to specified exceptions and other than those that involve compensation, such interest must be disclosed to and approved by the Company. Our Audit Committee has the principal responsibility for reviewing and approving in advance any proposed related party transactions pursuant to these policies and procedures.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 28, 2019. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1)	1,794,685 (2)	$ 6.11 (3)	1,107,523 (4)

(1)	Includes the 2008 Equity Incentive Plan (“2008 Plan”).

(2)	Includes 411,133 shares subject to RSUs that were outstanding as of December 28, 2019 that were issued under the 2008 Plan.

(3)	RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(4)	Shares subject to awards of restricted stock, restricted stock units, performance shares or performance units issued under the 2008 Plan and that are granted with a per share or unit purchase price less than 100% of the fair market value on the date of grant count against the maximum aggregate number of shares that may be issued pursuant to awards as 1.5 shares for every one share subject to such an award.

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Delinquent 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our Common Stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms filed with the SEC, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended December 28, 2019, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception of a Form 4 for Mr. Shuda reporting an acquisition of Common Stock on April 23, 2019, which was due on April 25, 2019, but was filed on May 2, 2019, a Form 4 for Mr. Dizon reporting an acquisition of Common Stock on June 6, 2019, which was due on June 10, 2019 but was filed on June 28, 2019, and a Form 4 for Mr. Mercer reporting an acquisition of Common Stock on October 30, 2019, which was due on November 1, 2019 but was filed on December 2, 2019, all due to administrative error.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of Common Stock as of April 10, 2020, by (i) each person (or group of affiliated persons) who is the beneficial owner of more than 5% of our Common Stock, (ii) each director and nominee for director, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein and (iv) all of the Company’s directors and executive officers as a group:

	Beneficial Ownership as of April 10, 2020
	Number of Shares(2)	Percent of Total (%)(2)
5% Stockholders, Directors and Officers(1)
Paragon Associates and Paragon Associates II Joint Venture(3)	1,320,000	9.6%
Stanley Manne Trust(4)	1,072,215	7.8%
BlueLine Partners, L.L.C.(5)	973,204	7.1%
Global Undervalued Securities Master Fund, L.P.(6)	910,000	6.6%
The Vanguard Group(7)	749,545	5.4%

Directors
David I. Bruce(8)	163,503	1.2%
Doris Engibous(9)	--	*
Robert Grove, Ph.D.(10)	42,258	*
Robert Gunst(11)	15,225	*
Kenneth E. Ludlum(12)	4,375	*
Maria Sainz(13)	13,503	*
Scott Shuda(14)	9,063	*

Named Executive Officers
David I. Bruce(8)	163,503	1.2%
Patrick Mercer(15)	25,196	*
Romeo Dizon(16)	16,742	*
William M. Moore(17)	496,865	3.6%

All current directors and executive officers as a group (9 persons)(18)	273,123	2.0%

*	Represents less than 1% of the total.

(1)	Unless otherwise indicated in the table, the address for each listed person is c/o IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043.

(2)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 10, 2020, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. Percentage beneficially owned is based on 13,788,160 shares of Common Stock outstanding on April 10, 2020.

(3)	Represents 1,320,000 shares of Common Stock held of record by Paragon Associates and Paragon Associates II Joint Venture (“Paragon JV”). Bradbury Dyer III, as the authorized agent of Paragon JV, has the power to direct the vote and disposition of the 1,320,000 shares of Common Stock held by Paragon JV. Paragon Associates and Paragon JV are located at 500 Crescent Court, Suite 260, Dallas, Texas 75201. This information was obtained from a Form 13F-HR filed with the SEC on February 13, 2020.

(4)	Stanley Manne Trust is located at 3737 North East 214th Street, Aventura, Florida 33180. This information was obtained from a Schedule 13G/A filed with the SEC on February 14, 2018.

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(5)	Includes shares owned by: BlueLine Capital Partners, LP, BlueLine Capital Partners II, LP, BlueLine Capital Partners III, LP, BlueLine Partners, LLC, Meridian OHC Partners, LP, TSV Investment Partners, LLC and Scott Shuda (collectively, the “Reporting Entities”). BlueLine Partners, LLC is the sole general partner of BlueLine Capital Partners II, LP, BlueLine Capital Partners II, LP, and BlueLine Capital Partners III, LP, and TSV Investment Partners, LLC is the sole general partner of Meridian OHC Partners, LP. Scott Shuda is Managing Director of BlueLine Partners, LLC and TSV Investment Partners, LLC. Mr. Shuda disclaims beneficial ownership for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Act”) of securities held by Reporting Entities other than himself. The address of BlueLine Partners, LLC is 3480 Buskirk Avenue Suite 214, Pleasant Hill, CA 94523, and the address of TSV Investment Partners, LLC is 425 Weed Street New Canaan, CT 06840.

(6)	Global Undervalued Securities Master Fund, L.P. (“GUS”) is located at 301 Commerce Street, Suite 1900 Fort Worth, Texas 76102. Includes shares held by Kleinheinz Capital Partners, Inc. (“KCP”), which acts as an investment adviser, and for the account of GUS. John Kleinheinz is the principal of KCP. This information was obtained from a Schedule 13G filed with the SEC on November 13, 2019, as amended on February 7, 2020.

(7)	The Vanguard Group is located at 100 Vanguard Blvd Malvern, PA 19355. Includes shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, which acts as The Vanguard Group’s investment manager of collective trust accounts. This information was obtained from a Schedule 13G filed with the SEC on February 11, 2020.

(8)	Consists of (i) 5,690 shares of Common Stock held by Mr. Bruce and (ii) 157,813 shares of Common Stock subject to options exercisable within 60 days of April 10, 2020.

(9)	Ms. Engibous was appointed to the Board on April 20, 2020.

(10)	Consists of (i) 36,320 shares of Common Stock held by Dr. Grove and (ii) 5,938 shares of Common Stock subject to options exercisable within 60 days of April 10, 2020.

(11)	Consists of (i) 12,100 shares of Common Stock held by Mr. Gunst and (ii) 3,125 shares of Common Stock subject to options exercisable within 60 days of April 10, 2020.

(12)	Consists of 4,375 shares of Common Stock subject to options exercisable within 60 days of April 10, 2020.

(13)	Consists of (i) 5,690 shares of Common Stock held by Ms. Sainz and (ii) 7,813 shares of Common Stock subject to options exercisable within 60 days of April 10, 2020.

(14)	Consists of (i) 5,000 shares of Common Stock held by Mr. Shuda and (ii) 4,063 shares of Common Stock subject to options exercisable within 60 days of April 10, 2020.

(15)	Consists of (i) 2,279 shares of Common Stock held by Mr. Mercer, (ii) 22,501 shares of Common Stock subject to options exercisable within 60 days of April 10, 2020, and (iii) 416 shares of Common Stock issuable pursuant to RSUs that are subject to vesting conditions within 60 days of April 10, 2020.

(16)	Consists of (i) 6,597 shares of Common Stock held by Mr. Dizon and (ii) 10,145 shares of Common Stock subject to options exercisable within 60 days of April 10, 2020. Mr. Dizon resigned as Vice President of Finance effective March 27, 2020.

(17)	Consists of (i) 175,880 shares of Common Stock held by Mr. Moore, (ii) 256,085 shares of Common Stock held by William M. Moore Trust, William M. Moore, Trustee Under Agreement Dated 08/16/2016 & Patricia A. Moore Trust, Patricia A. Moore, Trustee Under Agreement Dated 08/17/2016 Tenants in Common, and (iii) 64,900 shares of Common Stock held by Mr. Moore’s spouse. Mr. Moore resigned as Chief Executive Officer effective May 21, 2019.

(18)	Includes (i) 205,628 shares of Common Stock subject to options that are exercisable within 60 days of April 10, 2020 and (ii) 416 shares of Common Stock issuable pursuant to RSUs that are subject to vesting conditions within 60 days of April 10, 2020.

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OTHER MATTERS

The Board does not know of any other matters to be presented at this meeting. If any other matters properly come before the meeting, it is the intention of the designated proxies to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: April 27, 2020

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01 - David I. Bruce 04 - Robert A. Gunst 02 - Doris Engibous 05 - Kenneth E. Ludlum 03 - Robert Grove, Ph.D. 06 - Scott Shuda For Withhold For Withhold For Withhold 9 6 B V Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 038RIC + + This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporate name by authorized person. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, and FOR Proposals 2 and 3. 2. To ratify the appointment of BPM LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 2, 2021. 3. To approve, on an advisory basis, the compensation of our named executive officers as described in the proxy statement. 1. Election of Directors: For Against Abstain For Against Abstain In his discretion, the proxy and attorney-in-fact is authorized to vote upon such other matters which may properly come before the meeting and any adjournment(s) or postponement(s) thereof. You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/IRIX or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/IRIX Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59 PM June 23, 2020, Eastern Time. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/IRIX THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2020 ANNUAL MEETING OF STOCKHOLDERS — June 24, 2020 The undersigned stockholder of IRIDEX Corporation, a Delaware corporation (“IRIDEX”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated on or around April 27, 2020, and hereby appoints David I. Bruce, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2020 Annual Meeting of Stockholders of IRIDEX to be held on June 24, 2020, at 9:00 a.m., Pacific Time, at the principal offices of IRIDEX located at 1212 Terra Bella Avenue, Mountain View, California 94043, and at any adjournment(s) or postponement(s) thereof and to vote all shares of Common Stock of IRIDEX which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy. This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of each of the director nominees listed, FOR ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2021, and FOR approval, on an advisory basis, the compensation of our named executive officers as described in the proxy statement and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof. The Board of Directors unanimously recommends a vote “FOR” each of the director nominees listed in Proposal 1, and “FOR” Proposals 2 and 3. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Proxy — IRIDEX Corporation IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. C Non-Voting Items + + Change of Address — Please print new address below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/IRIX